    As filed with the Securities and Exchange Commission on October 13, 2000
                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                                   SICOR INC.
        -----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                33-0176647
-----------------------------------------   --------------------------------
   (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)               Identification No.)


                19 Hughes
            IRVINE, CALIFORNIA                         92618
-----------------------------------------   --------------------------------
 (Address of Principal Executive Offices)           (Zip Code)

          AMENDED AND RESTATED SICOR INC. EMPLOYEE STOCK PURCHASE PLAN
         --------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                                        Copy to:
                   WESLEY N. FACH                 THOMAS E. SPARKS, JR.
        Vice President, Senior Legal Counsel   Pillsbury Madison & Sutro LLP
                    And Secretary                    P.O. Box 7880
                     Sicor Inc.                 San Francisco, CA 94120
                      19 Hughes                     (415) 983-1000
              Irvine, California 92618         -----------------------------
                       (949) 455-4700
        ------------------------------------
        (Name, address and telephone number,
                including area code,
                of agent for service)


                                               CALCULATION OF REGISTRATION FEE
==============================================================================================================================
      Title of Each                                       Proposed                 Proposed
   Class of Securities           Amount To            Maximum Offering         Maximum Aggregate             Amount of
    To Be Registered          Be Registered(1)       Price Per Share(2)        Offering Price(2)         Registration Fee
--------------------------   -------------------   -----------------------  ------------------------  ------------------------
Common Stock, $.01 par             10,000                 $10.44                   $104,400                   $27.56
value, including related
Series I Participating
Preferred Stock Purchase
Rights
==============================================================================================================================

(1)      Calculated pursuant to General Instruction E to Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on October 10, 2000.

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                Page 1 of 7 Pages

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8


         GENERAL INSTRUCTION E INFORMATION

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on May 22, 1992 (File No. 33-47203), July 28, 1995 (File No. 33-95114), August 26, 1997 (File No. 333-10653), October 27, 1997 (File No.
333-38811), August 28, 1998 (File No. 333-62459) and July 16, 1999 (File No.
333-83079) are hereby incorporated by reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

         (1) Annual Report on Form 10-K (File No. 0-18549), for the fiscal year ended December 31, 1999;

         (2) Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

         (3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A; and

         (4) The description of the Preferred Stock Purchase Rights for Series I Participating Preferred Stock, par value $.01 per share of the Registrant contained in Registrant's Registration Statement on Form 8-A.

         In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


                               Page 2 of 7 Pages

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 13 day of October, 2000.

                                  SICOR INC.



                                  By            /s/ Carlo Salvi
                                    -------------------------------------------
                                                    Carlo Salvi
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carlo Salvi, John W. Sayward and Wesley
N. Fach, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               NAME                                                    TITLE                        DATE

       /s/ Carlo Salvi
-----------------------------------------                President, Chief Executive Officer      October 13, 2000
           Carlo Salvi                                   and Director (Principal Executive
                                                         Officer)
       /s/ John W. Sayward
-----------------------------------------                Executive Vice President, Finance,      October 13, 2000
         John W. Sayward                                 Chief Financial Officer, Treasurer
                                                         and Director(Principal Financial
                                                         Officer)
       /s/ David C. Dreyer
-----------------------------------------                Vice President, Corporate Controller    October 13, 2000
         David C. Dreyer                                 and Chief Accounting Officer
                                                         (Principal Accounting Officer)
       /s/ Donald E. Panoz
-----------------------------------------                Chairman of the Board of Directors      October 13, 2000
         Donald E. Panoz

       /s/ Frank C. Becker
-----------------------------------------                Director                                October 13, 2000
         Frank C. Becker

                               Page 3 of 7 Pages

               NAME                                                    TITLE                        DATE

       /s/ Michael D. Cannon
----------------------------------------                 Director                                October 13, 2000
        Michael D. Cannon

       /s/ Gianpaolo Colla
----------------------------------------                 Director                                October 13, 2000
         Gianpaolo Colla

       /s/ Herbert J. Conrad
----------------------------------------                 Director                                October 13, 2000
        Herbert J. Conrad

       /s/ Carlos A. Ferrer
----------------------------------------                 Director                                October 13, 2000
         Carlos A. Ferrer

       /s/ Carlo Ruggeri
----------------------------------------                 Director                                October 13, 2000
          Carlo Ruggeri


                               Page 4 of 7 Pages

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                           EXHIBIT
                  -------------------------------------------------------------------
5.1               Opinion of Pillsbury Madison & Sutro LLP regarding legality of securities to be offered.
10.1              Amended and Restated SICOR Inc. Employee Stock Purchase Plan.
23.1              Consent of Ernst & Young LLP, Independent Auditors.
23.3              Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).
24.1              Power of Attorney (see page 3).


                               Page 5 of 7 Pages